Exhibit 10.2

SECURITY AGREEMENT

DATED AS OF DECEMBER 31, 2004

        THE WET SEAL, INC., THE WET SEAL RETAIL, INC., WET SEAL CATALOG, INC. (each a Delaware corporation), and WET SEAL GC, INC. (a Virginia Corporation), (collectively, “Merchant”), with its principal office at 26972 Burbank, Foothill Ranch, CA 92610 and Hilco Merchant Resources, LLC (“Agent”), a limited liability company organized under the laws of the State of Delaware, with its principal office at One Northbrook Place, 5 Revere Drive, Suite 206, Northbrook, IL 60062, make this agreement in consideration of the mutual covenants contained herein and benefits to be derived herefrom, and intending to be legally bound hereby.

        Reference is made to that certain Agency Agreement, dated as of December 31, 2004, between Merchant and Agent (the “Agency Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agency Agreement.

ARTICLE 1. GRANT OF SECURITY INTEREST

    1-1.        To secure the Merchant’s prompt, punctual, and faithful performance of all and each of the Merchant’s Liabilities (as that term is defined herein), the Merchant hereby grants to the Agent a continuing security interest (as contemplated by the Agency Agreement) in and to the following, relating to the Merchant’s Stores identified on Exhibit 1A to the Agency Agreement (collectively, the “Collateral”):

(a)	Merchandise (including, Additional Clearance Merchandise);

(b)	Proceeds;

(c)	All credit card receipts and any other accounts or payment intangibles relating to or arising from the Collateral; and

(d)	To the extent necessary to secure any sums that are due Agent pursuant to Section 15 of the Agency Agreement, all Merchant owned FF&E, but only to the extent Merchant exercises its option to have Agent dispose of such owned FF&E as provided for in Section 15 of the Agency Agreement.

    1-2.        The within grant of a security interest shall continue in full force and effect applicable to all Liabilities until this Agreement is specifically terminated in writing by a duly authorized officer of the Agent.

ARTICLE 2. CERTAIN DEFINITIONS

        As herein used, the following terms have the following meanings:

    2-1.        “Liability” and “Liabilities” include, without limitation,

(a)	any and all liabilities, debts, and obligations of the Merchant to the Agent under the Agency Agreement, whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description under the Agency Agreement and any modifications thereof and amendments thereto; and

(b)	any and all obligations of the Merchant to act or to refrain from acting in accordance with the terms, provisions, and covenants of this Agreement and the Agency Agreement.

    2-2.        “Merchandise” shall have the same meaning as ascribed thereto in Section 5.2 of the Agency Agreement.

    2.3        “Proceeds” shall have the same meaning as ascribed thereto in Section 7.1 of the Agency Agreement.

    2-4.        “UCC” shall mean the Uniform Commercial Code as adopted in the State of California.

ARTICLE 3. REPRESENTATIONS, WARRANTIES AND COVENANTS

    3-1.        The Merchant shall pay when due each Liability (or on demand if so payable) and promptly, punctually, and faithfully shall perform each Liability.

    3-2.        Each entity comprising Merchant presently is and shall until the Liabilities are paid in full remain in good standing as a corporation in that State indicated in the Preamble of this Agreement and, as and where applicable, is and shall until the Liabilities are paid in full remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Merchant’s assets or operation of the Merchant’s business, such qualification is required. The execution and delivery of this Agreement and of any other instruments or documents executed in connection herewith constitute representations by the Merchant that such execution and delivery have received all corporate authorization as may be necessary to permit such execution and delivery to, and that they do, bind the Merchant.

    3-3.        The Merchant is, and shall hereafter remain, the owner of the Collateral free and clear of all liens, encumbrances, attachments, security interests, purchase money security interests, mortgages, and charges with the exceptions of (a) the security interest created herein, and (b) the security interests, consignments, and other encumbrances relative to the Collateral (if any) listed on Schedule 3.3 attached hereto (the “Permitted Liens”). Simultaneously with the execution hereof, Agent shall enter into a Subordination Agreement with (a) Fleet Retail Group, Inc., as administrative agent and collateral agent for all of the first lien lenders (the “First Lien Agent”), and the other first lien lenders party thereto have entered into an Amended and Restated Credit Agreement, dated as of September 22, 2004 (as amended from time to time, the “Loan Agreement”); and (b) S.A.C. Capital Associates, LLC, as administrative agent and collateral agent for all second lien lenders (the “Second Lien Agent”) and the other second lien lenders party thereto have entered into that certain Credit Agreement dated as of November 9, 2004 (as amended from time to time, the “Second Lien Loan Agreement”).

    3-4.        The Collateral, and the books, records, and papers of Merchant pertaining thereto, are kept and maintained solely at the Stores, and the principal executive offices of Merchant stated above. Except to accomplish sales of Inventory in the ordinary course of business as permitted under the Agency Agreement, the Collateral will not be removed from said principal executive offices, or Stores, except as set forth in or contemplated by the Agency Agreement.

    3-5.        During the Sale Term, the Agent, and the Agent’s representatives, shall have the right, and the Merchant will permit the Agent and such representatives from time to time as the Agent and such representatives may reasonably request, to examine, inspect, copy, and make extracts from any and all of the Collateral, and any and all of the Merchant’s books, records, electronically stored data, papers, and files relative to the Collateral. The Merchant shall make available to the Agent, at Agent’s cost, any copying facilities of the Merchant.

    3-6.        The Merchant is in compliance, and until the Sale Termination Date shall comply with and use its assets in compliance with, all statutes, regulations, ordinances, directives, and orders of any federal, state, municipal, and other governmental authority which has or claims jurisdiction over the Merchant, any of the Merchant’s assets, or any person in any capacity under which the Merchant would be responsible for the conduct of such person in a manner so as to assure that Agent’s rights under the Agency Agreement or hereunder will not be prejudiced or impeded.

    3-7.        The Merchant shall execute and deliver to the Agent such instruments and shall do all such things from time to time hereafter as the Agent may reasonably request to carry into effect the provisions and intent of this Agreement and the Agency Agreement, to protect and perfect the Agent’s security interest in and to the Collateral, and to comply with all applicable statutes and laws relative to the Collateral, and to facilitate the collection and/or enforcement of Collateral. Contemporaneously with the execution of this Agreement, the Merchant shall execute all such instruments as may be reasonably required by the Agent with respect to the perfection of the security interests granted herein. Merchant hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Agent in connection herewith. Such financing statements may describe the Collateral in the same manner as described in this Security Agreement or may contain an indication or description of Collateral that describes such property in any other manner as the Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Agent in connection herewith.

ARTICLE 4. COLLECTION OF ACCOUNTS AND OTHER COLLATERAL

    4-1.        The Merchant hereby irrevocably constitutes and appoints the Agent as the Merchant’s true and lawful attorney, after the occurrence of an Event of Default (as defined herein) with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Merchant, but for the sole benefit of the Agent, in the exercise of its rights under Article 5 hereof. The rights and powers granted the Agent by the within appointment include but are not limited to the right and power to:

(a)	use intangible assets of the Merchant in order to realize upon the Collateral to the extent provided for in the Agency Agreement; and/or

(b)	sign and file or record any financing or other statement in order to perfect or protect the Agent’s security interest in the Collateral.

    4-2.        In connection with all powers of attorney included in this Agreement, the Merchant hereby grants unto the Agent full power to do any and all things necessary or appropriate in connection with the exercise of such powers as fully and effectually as the Merchant might or could do, and hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement, including the filing of UCC financing statements as provided under UCC Section 9-509.

    4-3.        The Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized in this Article 4, but if the Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Merchant except for the Agent’s negligence, actual willful misconduct and bad faith.

    4-4.        All powers conferred upon the Agent by this Agreement, being coupled with an interest, shall be irrevocable until Merchant has satisfied its Liabilities in full.

ARTICLE 5. DEFAULT

        Upon the occurrence of any one or more of the following events not cured within five (5) business days for monetary defaults and ten (10) days for all other defaults, after written notice to Merchant from Agent (each, an “Event of Default”), any and all Liabilities of the Merchant to the Agent shall become immediately due and payable, at the option of the Agent and without notice or demand. The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Agent and the Merchant and instruments, documents, and papers given the Agent by the Merchant, whether such agreements, instruments, or papers now exist or hereafter arise.

    5-1.        The occurrence of any Event of Default under the Agency Agreement, subject to any applicable grace or cure period granted therein;

    5-2.        The appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Merchant’s property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Merchant, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Merchant; adjudication of bankruptcy or insolvency relative to the Merchant; the entry of an order for relief or similar order with respect to the Merchant in any proceeding pursuant to the Bankruptcy Code (Title 11, United States Code, as amended) or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against the Merchant initiating any matter in which the Merchant is or may be granted any relief from the debts of the Merchant pursuant to the Bankruptcy Code or any other insolvency statute or procedure;

    5-3.        Any act by, against, or relating to the Merchant, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Merchant’s property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Merchant, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the Merchant; adjudication of bankruptcy or insolvency relative to the Merchant; the entry of an order for relief or similar order with respect to the Merchant in any proceeding pursuant to the United States Bankruptcy Code (Title 11, United States Code, as amended) or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against the Merchant initiating any matter in which the Merchant is or may be granted any relief from the debts of the Merchant pursuant to the United States Bankruptcy Code or any other insolvency statute or procedure; however, the occurrence of the foregoing shall not constitute a default as long as such occurrence does not prevent or terminate the Agent’s exercise of its rights and benefits under the Agency Agreement in accordance with the terms of the Agency Agreement.

    5-4.        The imposition of any lien upon any assets of the Merchant or the entry of any judgment against the Merchant, which lien is not discharged or judgment is not satisfied or appealed from (with execution or similar process stayed) within fifteen (15) days of its imposition or entry, to the extent such lien or judgment relates to the Collateral, and not caused by acts or omissions to act by Agent. However, the occurrence of the foregoing event in this Section 5-6 shall not constitute an event of default so long as such occurrence does not prevent, delay or affect the rights and benefits of the Agent contemplated under the Agency Agreement.

    5-5.        The entry of any court order which enjoins, restrains, or in any way prevents the Merchant from conducting all or any part of its business affairs in the ordinary course.

    5-6.        The entry of any court order, or occurrence of any other event (not caused by any acts of the Agent) which enjoins, restrains, interferes with, or in any way prevents or terminates, the Agent in the conduct of the Sale.

ARTICLE 6. RIGHTS AND REMEDIES UPON DEFAULT

        In addition to all of the rights, remedies, powers, privileges, and discretions which the Agent is provided prior to the occurrence of an Event of Default by the Merchant, the Agent shall have the following rights and remedies upon the occurrence of any Event of Default by the Merchant.

    6-1.        Upon the occurrence of any Event of Default, as described above, and at any time thereafter, the Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Agent shall have all of the following rights and remedies:

(a)	To collect the Collateral with or without the taking of possession of any of the Collateral;

(b)	To take possession of all or any portion of the Collateral; and/or

(c)	To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Agent deems advisable and with or without the taking of possession of any of the Collateral; and/or

(d)	To apply the Collateral or the proceeds of the Collateral towards (but not necessarily in complete satisfaction of) the Liabilities.

    6-2.        Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Agent deems advisable, having due regard to compliance with any lease, contract, statute or regulation which might affect, limit, or apply to the Agent’s disposition of the Collateral. The Agent may conduct any such sale or other disposition of the Collateral at the Stores. In connection with any such dispositions, the Agent shall have all of the rights and obligations set forth in the Agency Agreement (whether or not such Agency Agreement is then in force or has been terminated, as if all of the rights and benefits, but not the obligations of the Agent thereunder were set forth herein in full), including, without limitation, the right to conduct any sale in the name of the Merchant, the right to use Merchant’s personnel, and the right to use all FF&E, intangible assets, contract rights and Supplies. Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide the Merchant with such notice as may be practicable under the circumstances), the Agent shall give the Merchant reasonable prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Merchant agrees that ten (10) days notice shall be deemed reasonable prior notice. The Agent may purchase the Collateral, or any portion of it at any sale held under this Article.

    6.3        Until such time as all Liabilities are paid in full and this Agreement is terminated, upon and after the occurrence of an Event of Default by the Merchant, the Agent shall have an irrevocable nonexclusive license to use the Merchant’s tradenames, and an irrevocable exclusive license to use all other assets (including, without limitation, contract rights, intangible assets, and FF&E) located at the Stores to liquidate its Collateral, at the conclusion of which such license shall cease. Such license, being coupled with an interest, shall be irrevocable until terminated as provided herein.

    6-4.        The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the “Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Agent in exercising or enforcing any of the Agent’s Rights and Remedies shall operate as, or constitute a waiver thereof. No waiver by the Agent of any Event of Default by the Merchant or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Agent’s Rights and Remedies, and no other agreement or transaction, of whatever nature entered into between the Agent and the Merchant at any time, either express or implied, shall preclude any other exercise of the Agent’s Rights and Remedies. No waiver by the Agent of any of the Agent’s rights and remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Agent’s Rights and Remedies and all of the Agent’s rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative, and not alternative or exclusive, and may be exercised by the Agent at such time or times and in such order of preference as the Agent in its sole discretion may determine. The Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

ARTICLE 7. GENERAL

    7-1.        As contemplated by the Subordination Agreement, any and all deposits or other sums at any time credited by or due to the Merchant from the Agent, and any cash, securities, instruments, or other property of the Merchant in the possession of the Agent, whether for safekeeping, or otherwise, or in the possession of any third party acting on the Agent’s behalf (regardless of the reason the Agent had received same or whether the Agent has conditionally released the same) shall at all times constitute security for any and all Liabilities, and may be applied or set off against any Liabilities by Agent upon the exercise if its rights and remedies in accordance with Article 5 hereof whether or not other collateral is available to the Agent.

    7-2.        The Merchant makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agent, in the establishment and maintenance of the Agent’s relationship with the Merchant, is relying thereon.

    (a)        THE MERCHANT, AND THE AGENT RESPECTIVELY TO THE EXTENT ENTITLED THERETO, WAIVE ANY PRESENT OR FUTURE RIGHT OF THE MERCHANT, THE AGENT, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE AGENT IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE AGENT OR IN WHICH THE AGENT IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE MERCHANT, ANY SUCH PERSON, AND THE AGENT.

    7-3.        The Agent shall have no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Agent and shall have no duty as to the preservation of rights against prior parties or of any other rights pertaining thereto, except as set forth in and subject to the Agency Agreement.

    7-4.        All notices and other correspondences shall be in accordance with the terms and provisions of the Agency Agreement.

    7-5.        This Agreement shall be binding upon the Merchant and the Merchant’s heirs, executors, administrators, representatives, successors, and assigns and shall inure to the benefit of the Agent and the Agent’s successors and assigns.

    7-6.        Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, and enforceability of such provision in any other instance, nor the validity, legality, or enforceability of any other provision of this Agreement.

    7-7.        The Merchant shall pay on demand all reasonable costs of collection of the Agent in connection with the enforcement of this Agreement and of any other documents and agreements between the Merchant and the Agent, whether now existing or hereafter arising.

    7-8.        This Agreement and all other instruments, documents, and papers which relate thereto which have been or may be hereinafter furnished the Agent may be reproduced by the Agent by any photographic, photostatic, microfilm, micro-card, miniature photographic, xerographic, or similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

    7-9.        This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of California. The Merchant submits itself to the jurisdiction of the Courts of the State of Californiafor all purposes with respect to this Agreement.

    7-10.        This Agreement shall remain in full force and effect until all Liabilities are satisfied in full.

    7-11.        It is intended that

(a)	this Agreement take effect as a sealed instrument; and

(b)	the security interests created by this Agreement attach to all of the Collateral.

[Signature Page to Follow]

ATTEST:
THE WET SEAL, INC.
By: /s/ Douglas C. Felderman
Name: Douglas C. Felderman
Title: EVP, CFO
THE WET SEAL RETAIL, INC.
By: /s/ Douglas C. Felderman
Name: Douglas C. Felderman
Title: Secretary
WET SEAL CATALOG, INC.
By: /s/ Douglas C. Felderman
Name: Douglas C. Felderman
Title: Secretary
WET SEAL GC, INC.
By: /s/ Douglas C. Felderman
Name: Douglas C. Felderman
Title: Secretary
ACCEPTED AND AGREED:
HILCO MERCHANT RESOURCES, LLC
By: /s/ Eric W. Kaup
Name: Eric W. Kaup
Title: Asst. Gen. Counsel, Member

CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF CALIFORNIA                 )
                                                                                                            ) ss.
COUNTY OF ORANGE                                                                   )

        Before me, the undersigned, a Notary Public in and for the county aforesaid, on this    30    day of   December   , 20  04  , personally appeared   Douglas C. Felderman    to me known personally, and who, being by me duly sworn, deposes and says that [s]he is the    EVP & CFO    of The Wet Seal, Inc., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said    Douglas C. Felderman    acknowledged said instrument to be the free act and deed of said corporation.

/s/ Courtney L. Wilkin
Notary Public
My commission expires: May 27, 2007